UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2005

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

          On July 15, 2005, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting unaudited earnings for the second quarter ended June 30, 2005.  Net income for the second quarter ended June 30, 2005 was $2,402,000, an increase of $452,000 over the second quarter of 2004, and $4,419,000 for the six months ended June 30, 2005.  Second quarter earnings per share were $1.22, compared to $.99 per share for the second quarter of 2004.  Earnings per share for the six months ended June 30, 2005 were $2.25, compared to $2.05 for the same period in 2004, an increase of 9.8%.  Total assets at June 30, 2005 were $1,078,880,000 compared with $1,040,553,000 at December 31, 2004, an increase of 3.68%.  Total stockholders’ equity at June 30, 2005 was $90,307,000 compared with $85,982,000 at December 31, 2004, an increase of 5.0%.  Book value per share at June 30, 2005 was $45.99 compared with $43.79 at December 31, 2004, an increase of $2.20.

          Mercantile also announced that its common stock will now be included on the Russell Microcap™  Index.

          The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on July 15, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANCORP, INC.

	By:	/s/ DAN S. DUGAN

	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer and Chairman

Date: July 15, 2005

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